Exhibit 99

National Financial Partners Announces Preliminary Financial Results for the First Quarter of 2007

NEW YORK, NY – April 25, 2007 – National Financial Partners Corp. (NYSE: NFP), a national network of independent financial advisors specializing in life insurance and wealth transfer, corporate and executive benefits, and financial planning and investment advisory services, today announced preliminary financial results for the first quarter of 2007.

Net income per diluted share for the first quarter of 2007 is estimated to be $0.19 to $0.21, compared to $0.24 per diluted share for the first quarter of 2006. Cash earnings per diluted share for the first quarter of 2007 is estimated to be $0.51 to $0.53 per diluted share, compared to $0.52 per diluted share in the first quarter of 2006. (Cash earnings is a non-GAAP number, which the Company defines as net income excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets.)

In the first quarter of 2007, total revenue is expected to increase approximately 2.5%. Revenue growth is expected to be negatively impacted by a 12%-13% decline in same store revenue and a 10%-11% decline in net same store revenue. The lower same store revenue reflects difficult comparisons relative to the first quarter last year where life insurance sales were unusually strong. A majority of the decline in same store revenue occurred in March and was concentrated among a group of life insurance-focused firms. Excluding these firms, same store revenue growth is expected to be in the mid-single digits. Since the end of the first quarter, NFP life insurance sales have begun to improve and, based on more positive market conditions, NFP expects to see increased sales during the year. In addition, 2007 acquisitions performed well in the quarter.

For the first quarter of 2007, gross margin percentage declined slightly versus the first quarter of 2006. The first quarter 2007 margin reflected greater operating expenses as a percentage of revenue, which was consistent with the experience in late 2006. Operating expenses as a percentage of revenue increased as life insurance revenue declined and firms continued to invest in the future of their businesses. Results were also impacted by an increase in the tax rate. The increase is due to the impact of new tax legislation recently passed in New York and additional tax accruals related to the adoption of FIN 48 included in income tax expense.

Acquisition activity has been strong and in the first quarter NFP completed eleven transactions, which represented $13.9 million in acquired base earnings. Since December 2006, NFP has acquired or expects to acquire $20.0 million of base earnings. This amount includes $3.2 million of base earnings acquired in December 2006 and $2.9 million of base earnings acquired and expected to be acquired following the first quarter. The pipeline remains healthy.

Based on its current outlook, NFP maintains its objective of 20% cash EPS growth for 2007. Beyond 2007, the Company’s cash EPS growth objective is 15%-20%. The preliminary results for the first quarter of 2007 are based on management’s initial estimates of operating results and there can be no assurance that amounts may not change. NFP will announce its final first quarter financial results on May 2, 2007 following the close of the market.

Earnings Conference Call

The Company will conduct its first quarter 2007 earnings conference call and audio webcast on May 3, 2007, at 8:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To access the call, dial (617) 597-5359 (when prompted, callers should provide the access code NFP). To listen to the conference call over the Internet, visit www.nfp.com (through a link on the Investor Relations page). The conference call will be available for replay via telephone and Internet for a period of approximately 90 days. To listen to a replay of the conference call via telephone, dial (888) 286-8010. The access code for the replay is 47915039. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Reconciliation of Non-GAAP Measures

The Company analyzes its performance using non-GAAP measures called cash earnings and cash earnings per diluted share. Cash earnings are defined as net income, excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. Cash earnings per diluted share are calculated by dividing cash earnings as defined above by the number of weighted average diluted shares outstanding for the period indicated. The Company believes these non-GAAP measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP. Cash earnings and cash earnings per diluted share should not be viewed as substitutes for GAAP net income and GAAP net income per diluted share, respectively.

About National Financial Partners Corp.

Founded in 1998, National Financial Partners Corp. (“NFP”) is a leading independent distributor of financial services products to high net worth individuals and entrepreneurial companies. NFP is headquartered in New York and operates a distribution network of over 175 firms.

Forward-Looking Statements

This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "will" and "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include: (1) NFP's success in acquiring high quality independent financial services distribution firms, (2) the performance of NFP's firms following acquisition, (3) competition in the business of providing financial services to the high net worth and entrepreneurial corporate markets, (4) NFP's ability, through its operating structure, to respond quickly to operational or financial situations and to grow its business, (5) NFP's ability to effectively manage its business through the principals of its firms, (6) changes in tax laws, including the elimination or modification of the federal estate tax and any change in the tax treatment of life insurance products, (7) changes in the pricing, design or underwriting of insurance products, (8) changes in premiums and commission rates, (9) adverse developments in the insurance markets in which NFP operates, resulting in fewer sales of insurance-related products, (10) adverse results or other consequences from litigation, arbitration or regulatory investigations, including those related to compensation agreements with insurance companies and activities within the life settlements industry, (11) uncertainty in the insurance and life settlements industries arising from investigations into certain business practices by various governmental authorities and related litigation, (12) the reduction of NFP's revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements, (13) changes in interest rates or general economic conditions, (14) the impact of legislation or regulations in jurisdictions in which NFP's subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers, (15) adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal reviews of business practices and regulatory investigations, and (16) other factors described in NFP's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: National Financial Partners Corp.

Contacts:

Investor Relations:	Media Relations:
Liz Werner	Elizabeth Fogerty
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4084	212-301-4062